SCHEDULE 14C INFORMATION statement
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:
[   ]  Preliminary Information Statement
[   ]  Confidential, for use of the Commission only (as permitted by
       Rule 14c-5(d)(21))

[ X ]  Definitive Information Statement

                           Tillman International, Inc.
              ----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

                  --------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         5)       Total Fee Paid:_______________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Amount Previously Paid:

                     ----------------------------------------
                  2) Form, Schedule or Registration Statement No.:

                     -----------------------------------------
                  3) Filing Party:

                     ------------------------------------------
                  4) Dated Filed:

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                           TILLMAN INTERNATIONAL, INC.
                                160 Morgan Street
                           Versailles, Kentucky 40383

                              --------------------

                 NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

                              --------------------

March 15, 2004

         A majority of the stockholders of Tillman International, Inc., or Tillman, have taken action by written consent to amend Tillman's articles of incorporation to do the following:

          1. Increase the number of shares of common stock that Tillman is authorized to issue from 40,000,000 to 250,000,000;

          2. Authorize 25,000,000 shares of undesignated preferred stock, par value $0.001 per share; and

          2.   Change the name of the company to "Quest Minerals & Mining, Ltd."

         Stockholders of record at the close of business on March 5, 2004 will be entitled to notice of this stockholder action by written consent. Since the actions have been approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited. We anticipate that the amendment will become effective on or after April 5, 2004.

                                          /s/ William R. Wheeler
                                          --------------------------------------
                                          William R. Wheeler
                                          President and Chief Executive Officer

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

                           TILLMAN INTERNATIONAL, INC.

                              --------------------

                              INFORMATION STATEMENT

                              --------------------

              INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

DATE AND PURPOSE OF WRITTEN CONSENT

Stockholders holding a majority of the voting power of the company have taken action by written consent for the purpose of amending Tillman's articles of incorporation to do the following:

     1. Increase the number of shares of common stock that Tillman is authorized to issue from 40,000,000 to 250,000,000;

     2. Authorize 25,000,000 shares of undesignated preferred stock, par value $0.001 per share, and

     3.   Change the name of the company to "Quest Minerals & Mining, Ltd."

STOCKHOLDERS ENTITLED TO VOTE

Approval of the matters actions described herein requires the written consent of the holders of outstanding stock of each voting group entitled to vote on such matters. As of March 5, 2004, there were 39,085,642 shares of our common stock outstanding. Holders of our common stock are entitled to one vote per share. Stockholders of record at the close of business on March 5, 2004, will be entitled to receive this notice and information statement.

PROXIES

No proxies are being solicited.

CONSENTS REQUIRED

The actions taken require the consent of the holders of a majority of the shares of common stock.

On March 5, 2004, holders of the voting rights with respect to 20,608,000 shares of our common stock delivered written consents to us adopting the proposals set forth herein.

INFORMATION STATEMENT COSTS

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 5, 2004 by the following persons:

          o each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

          o    each of our directors and executive officers; and

          o    all of our directors and executive officers as a group.

                                           NUMBER OF SHARES
                NAME AND ADDRESS          BENEFICIALLY OWNED    PERCENTAGE OWNED
                ----------------          ------------------    ----------------
William R. Wheeler (1) .................  10,304,000 (3)            26.4%
Eugene Chiaramonte, Jr. (2).............  10,304,000 (3)            26.4%

All directors and officers as a group...  20,608,000                52.7%

     (1)  The address is 160 Morgan Street, Versailles, KY 40383.

     (2)  The address is 18B East 5th Street, Patterson, NJ 07524.

     (3) Mr. Wheeler and Mr. Chiaramonte each have a right to receive an additional 896,000 shares of our common stock if we increase our authorized common stock to 250,000,000 shares.

         Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from March 5, 2004, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from March 5, 2004.

   PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED
     NUMBER OF SHARES OF COMMON STOCK TO 250,000,000 SHARES AND TO AUHORIZE 25,000,000 SHARES OF UNDESIGNATED PREFERRED STOCK, PAR VALUE
                                $0.001 PER SHARE
                                ----------------

INTRODUCTION

The holders of a majority of our voting stock have proposed to approve the amendment to Tillman's articles of incorporation to increase the number of shares of common stock that Tillman is authorized to issue from 40,000,000 to 250,000,000 and to authorize 25,000,000 shares of undesignated preferred stock, par value $0.001 per share. The board of directors has unanimously approved the proposal.

A copy of the articles of amendment to the articles of incorporation, which we refer to as the "amendment" in this information statement, is attached to this information statement as Appendix A.

The undesignated preferred stock may be issued from time to time in one or more series. Under the amendment, the board of directors is authorized to fix the number of shares of any series of preferred stock and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series after the issuance of shares of that series.

Tillman's articles of incorporation currently authorize 40,000,000 shares of common stock. Of the 40,000,000 shares of common stock authorized, as of March 5, 2004, 39,085,642 shares were outstanding.

On March 5, 2004, Tillman completed a share purchase and reorganization with Quest Minerals & Mining, Ltd., a Nevada corporation, or Quest, pursuant to a securities purchase agreement and plan of reorganization. As a result of the Quest reorganization, each outstanding share of Quest common stock was exchanged for four (4) shares of Tillman common stock, and Tillman acquired all of the outstanding shares of common stock of Quest, making Quest a subsidiary of Tillman. In total, Tillman issued 20,700,000 shares of common stock to the Quest common stockholders pursuant to the reorganization.

Before the Quest reorganization, Quest also agreed to issue 600,000 shares of preferred stock to be designated as Series A Preferred Stock. Each share of Quest Series A Preferred Stock is to have a stated value of $10.00. Each share of Quest Series A Preferred Stock is to be convertible into Quest common stock according to a formula but not to exceed 10,000,000 shares, subject to proportional adjustment for stock-splits, stock dividends, recapitalizations, and subsequent dilutive issuances of common stock. The Quest Series A preferred stock is to be convertible at the option of the holder, but it is to be automatically converted upon the occurrence of certain events. The holders of the Quest Series A preferred stock shall be entitled to receive non-cumulative dividends in preference to the holders of Quest common stock. The holders of the Quest Series A preferred stock are also to be entitled to receive, upon liquidation, an amount equal to the stated value, in preference to the holders of the Quest common stock. After five years, Quest will have the option of redeeming the Quest Series A preferred stock at a price equal to the stated value. The holders of the Quest Series A preferred stock will vote on an as-if converted basis with holders of the Quest common stock, but will also have the right to vote separately as a class with respect to certain matters.

Under the terms of the plan of reorganization, Tillman is required to take all steps necessary to amend the Articles of Incorporation to increase the authorized common stock to 250,000,000 shares of common stock and to authorize 25,000,000 shares of undesignated preferred stock. Upon the filing of the amendment, 1,800,000 shares of Tillman's common stock will be issued to the former Quest stockholders in accordance with the terms of the plan of reorganization. Further, upon the filing of the amendment, it is Tillman's intent to designate a class of Series A preferred stock with the same rights, preferences, privileges, and restrictions as those of the Quest Series A preferred stock. Upon such designation, each share of Quest Series A preferred stock will be exchanged for one share of Tillman Series A preferred stock (or issued in place and instead of the Quest Series A Preferred Stock).

Tillman and Quest have entered into a binding letter of intent to acquire Gwenco, Inc., a Kentucky corporation. Under the terms of the letter of intent, a portion of the purchase price for Gwenco, Inc. will be a convertible debenture in the principal amount of $1,600,000. The debenture would be convertible into shares of Tillman common stock at a conversion price equal to the average closing price of Tillman's common stock of the five trading days prior to a conversion. Accordingly, in the event that Tillman and/or Quest completes an acquisition of Gwenco, additional shares of Tillman's common stock may be issued pursuant to the proposed convertible debenture.

In addition, the board of directors believes that the proposed increase in the number of authorized shares of common stock and the authorization of the undesignated preferred stock will benefit Tillman by improving its flexibility in responding to future business needs and opportunities. The additional authorized shares could be used for possible future acquisitions, financings, stock dividends, and other proper corporate purposes.

Within the limits imposed by applicable law, described below, shares of common stock could be issued in one or more transactions. Depending upon the nature and terms thereof, such a transaction or transactions could make a takeover of Tillman more difficult and, therefore, less likely. An issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and diluting the stock ownership of persons seeking to obtain control of Tillman. Except as set forth above, the board of directors has no present plans, understandings, or agreements to issue the additional shares to be authorized.

The board of directors does not currently intend to propose any amendments to Tillman's articles of incorporation which might be deemed to have the effect of discouraging takeover attempts, although such amendments or other programs may be considered by the board in the future if it believes the interests of the stockholders would be protected thereby.

Except for the increase of the number of authorized shares and the name change discussed below, the proposed amendment would not change any of the provisions of Tillman's articles of incorporation. All shares of common stock or preferred stock, including the additional shares of common stock and preferred stock that will be authorized when the proposed amendment becomes effective, which are not issued and outstanding would be issuable at any time or from time to time by action of the board of directors without further authorization from stockholders, except to the extent that such further authorization is required by the terms of any agreements or securities into which Tillman may hereafter enter or issue or applicable law.

The additional shares of common stock which would be authorized by the proposed amendment would have the same rights and privileges as and otherwise be identical to the shares of common stock currently authorized and outstanding. The proposed amendment would empower the board of directors to determine the relative rights and limitations of series of preferred stock, including, among other things, dividend rights, conversion prices, voting rights, redemption prices and the preferences, if any, of such series over shares of common stock as to dividends or distributions of assets of Tillman. It is possible that the future issuance of preferred stock having dividend and liquidation preferences could affect amounts that might otherwise be available to holders of common stock as dividends or upon liquidation. Holders of
Tillman's shares have no preemptive rights and, as a result, existing stockholders would not have any preferential right to purchase any of the additional shares of common stock or undesignated preferred stock when issued.

      PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO CHANGE THE NAME TO
                         QUEST MINERALS & MINING, LTD.

                            -------------------------

The board of directors has declared it advisable and in the best interests of the company and directed that there be submitted to the stockholders a proposed amendment to Article I of the articles of incorporation to change its name from Tillman International, Inc. to Quest Minerals & Mining, Ltd. The company's Board of Directors feels that this name change is in the best interest of the company. In light of the company's recent acquisition of Quest Minerals & Mining, Ltd., a Nevada corporation, the name "Tillman International, Inc." no longer accurately reflects the company's operations and interests.

                            -------------------------

                                           By Order of the Board of Directors

                                           /s/ William R. Wheeler
                                           -------------------------------------
                                           William R. Wheeler
                                           President and Chief Executive Officer

March 15, 2004
Versailles, Kentucky

                                   APPENDIX A

This form must be typewritten or computer generated. For your convenience, this form has been designed to be filled out and printed online.

[LOGO] State of Utah                                   File Number ____________
       DEPARTMENT OF COMMERCE
       Division of Corporations & Commercial Code      Non-Refundable Processing
                                                       Fee:   $27.00

          ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION (PROFIT)


Pursuant to UCA ss. 16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: Tillman International, Inc.
                                   ---------------------------------------------

2. The date the following amendment(s) as adopted: March 5, 2004
                                                   -----------------------------

3. If changing the corporation name, the new name of the corporation is:
   Quest Minerals & Mining, Ltd.
   -----------------------------------------------------------------------------

4. The text of each amendment adopted (include attachment if additional space needed):

   "Artcle I - Corporate Name

   The name of the Corporation is Quest Minerals & Mining, Ltd.*

   [See attachment for remainder of Amendment]



5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

   -----------------------------------------------------------------------------

6. Indicate the manner in which the amendment(s) was adopted (mark only one):
   [ ] No shares have been issued or directors elected--Adopted by
       Incorporator(s)
   [ ] No shares have been issued but directors have been elected--Adopted by the board of directors
   [ ] Shares have been issued but shareholder action was not required--Adopted by the board of directors
   [X] The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group--Adopted by the shareholders

7. Delayed effective date (if not to be effective upon filing) _________________ (not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By:                                       Title:
    ------------------------------------         -------------------------------

Dated this ______ day of      March     , 2004
                         --------------     --

                    ------------------------------------------
                    Mail In: PO Box 146705
                             Salt Lake City, UT 84114-6705
                    Walk In: 160 East 300 South, Main Floor
                    Information Center: (801) 530-4849
                    Toll Free: (877) 526-3994 (within Utah)
                    Fax: (801) 530-6438
                    Web Site: http://www.commerce.utah.gov/cor
                    ------------------------------------------

        Under GRAMA (63-2-201), all registration information maintain by the Division is classified as public record. For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliated with the entity.

                     ATTACHMENT TO ARTICLES OF AMENDMENT TO
            ARTICLES OF INCORPORATION OF TILLMAN INTERNATIONAL, INC.

                         "ARTICLE IV - AUTHORIZED SHARES
                          ------------------------------

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Seventy Five Million (275,000,000) of which Two Hundred Fifty Million (250,000,000) shares will be designated Common Stock, with $0.001 par value; and Twenty Five Million (25,000,000) shares shall be designated $0.001 par value "Preferred Stock." Without further authorization from the stockholders, the board of Directors shall have the authority to divide and issue from time to time any or all of the Twenty Five Million (25,000,000) shares of such Preferred Stock into one or more series with such designations, preferences and relatives, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as may be designated by the Board of Directors, prior to the issuance of such series, and the Board of Directors is hereby expressly authorized to fix by resolutions only and without further action or approval, prior to such issuance, such designations, preferences and relatives, participating, optional or other special rights, or qualifications, limitations or restrictions, including, without limitation the date and times at which, and the rate, if any, or rates at which dividends on such series of Preferred Stock shall be paid; the rights, if any of the holders of such series of the Preferred Stock to vote and the manner of voting, except as otherwise provided by the law, the rights, if any, of the holders of shares of such series of Preferred Stock to convert the same into, or exchange the same for, other classes of stock of the Corporation, and the terms and conditions for such conversation or exchange, the redemption price or prices and the time at which, and the terms and conditions of which, the shares of such series of Preferred Stock upon the voluntary on involuntary liquidation, distribution or sales of assets, dissolution or winding up of the Corporation, and the terms of the sinking fund or redemption or purchase account, if any, to be provided for such series of Preferred Stock. The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, the Board of Directors shall have the power to fix the number of shares constituting an classes or series and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not below the number of shares of that class or series then outstanding."


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